Exhibit 15.1

[Letterhead of Maples and Calder]

CNinsure Inc.

21/F, Yinhai Building

No. 299 Yanjiang Zhong Road

Guangzhou, Guangdong 510110

People’s Republic of China

June 20, 2008

Dear Sirs,

Re: CNinsure Inc. (the “Company”)

We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder